Exhibit 5.1

March 26, 2019

OpGen, Inc. 708 Quince Orchard Road Gaithersburg, MD 20878
Re:	Form S-1 Registration Statement
Ladies and Gentlemen:
We have acted as counsel to OpGen, Inc., a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-1 (Registration No. 333-230036), as amended (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on March 25, 2019, (ii) a base prospectus dated March 13, 2019 (the “Base Prospectus”), and (iii) a final prospectus, dated March 25, 2019 (the “Final Prospectus,” and together with the Base Prospectus, the “Prospectus”), relating to the public offering of (a) 9,000,000 shares (the “Firm Shares”) of common stock of the Company, $0.01 par value per share (the “Common Stock”), pursuant to that certain Underwriting Agreement, dated March 26, 2019, by and between the Company and Aegis Capital Corp. (the “Underwriting Agreement”), and (b) up to an additional 1,350,000 shares (the Option Shares,” and together with the Firm Shares, the “Shares”) of Common Stock to cover any over-allotments, if any, pursuant to the Underwriting Agreement.
We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company; (v) the Registration Statement and the exhibits thereto; (vi) the Prospectus, (vii) the Underwriting Agreement; (viii) such other corporate records, agreements, documents and instruments; and (ix) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.
This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement.  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the above-described Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.
Sincerely yours,
/s/ Ballard Spahr LLP